Exhibit 10.2

REVOLVING CREDIT NOTE

$16,500,000	Detroit, Michigan
April 11, 2007

On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, MANITEX, INC., a Texas corporation (“Manitex”), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (“Bank”), at its Main Office at 500 Woodward Avenue, Detroit, Michigan 48226, in lawful money of the United States of America, the indebtedness or so much of the sum of Sixteen Million Five Hundred Thousand Dollars ($16,500,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Second Amended and Restated Credit Agreement dated as of April 11, 2007, between Companies and Bank (herein called “Agreement”), together with interest thereon as hereinafter set forth.

Each of the Advances hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

This Note is a note under which advances, repayments and readvances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made.

Manitex hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

MANITEX, INC.

By:	/s/ David H. Gransee
Its:	Vice President & CFO

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		MANITEX, INC.

By:	/s/ Matthew A. Rybinski	By:	/s/ David H. Gransee
Its:	Account Representative	Its:	VP & CFO

VERI-TEK INTERNATIONAL, CORP.

		By:	/s/ David H. Gransee
		Its:	VP & CFO